INVESTMENT MANAGEMENT AGREEMENT

                            THE ALGER RETIREMENT FUND
             ALGER SOCIALLY RESPONSIBLE GROWTH RETIREMENT PORTFOLIO
                              _____________ , 2000


Fred Alger Management, Inc.
1 World Trade Center, Suite 9333
New York, NY 10048

Dear Sirs:

     The Alger Retirement Fund (the "Fund"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, hereby confirms its agreement with Fred Alger Management, Inc. ("Alger") as follows:

     1.   INVESTMENT DESCRIPTION, APPOINTMENT

     The Fund desires to employ the capital of the Alger Socially Responsible Growth Retirement Portfolio (the "Portfolio") by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Agreement and Declaration of Trust and in its Prospectus and Statement of Additional Information, as from time to time in effect, and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Fund. Copies of the fund's Prospectus, Statement of additional Information and Agreement and Declaration of Trust, as each may from time to time be amended, have and hereby appoints Alger to act as the investment manager for the Portfolio. Alger accepts the appointment and agrees to furnish the services for the compensation set forth below.

     2.   SERVICES AS INVESTMENT MANAGER

     Subject to the supervision and direction of the Board of Trustees of the Fund, Alger will (a) act in strict conformity with the Fund's Agreement and Declaration of Trust, the investment Company Act of 1940 (the "Act") and the Investment Advisers Act of 1940, as the same may from time to time be amended;
(b) manage the Portfolio in accordance with the Portfolio's investment objective and policies as stated in the Fund's Prospectus and Statement of Additional Information as from time to time in effect; (c) make general investment decisions for the Portfolio involving decisions concerning (i) the specific types of securities to be held by the Portfolio and the proportion of the Portfolio's assets that should be allocated to such investments during particular market cycles and (ii) the specific issuers whole securities will be purchased or sold by the Portfolio; and (d) supply office facilities (which may be in Alger's own offices);

statistical and research data; data processing services; clerical, accounting and bookkeeping services; internal auditing services; internal executive and administrative services; stationery and office supplies; preparation of reports to shareholders of the Portfolio; preparation of tax returns, reports to and filings with the Securities and Exchange Commission (the "SEC") and state Blue Sky authorities; calculation of the net asset value of shares of the Portfolio; maintenance of the Portfolio's financial accounts and records; and general assistance in all aspects of the Fund's operations with respect to the Portfolio. In providing those services, Alger will supervise the Portfolio's investments generally and conduct a continual program of evaluation of the Portfolio's assets.

     In connection with the performance of its duties under this Agreement, it is understood that Alger may from time to time employ or associate with itself such person or persons as Alger may believe to be particularly fitted to assist it in the performance of this Agreement, it being understood that the compensation of such person or persons shall be paid by Alger and that no obligation may be incurred on the Fund's behalf in any such respect.

     3.   BROKERAGE

     In executing transactions for the Portfolio and selecting brokers or dealers, Alger will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Portfolio transactions, Alger will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission fore the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, Alger may consider the brokerage and research services (as those terms are defined in Section 28(e) of the securities Exchange Act of 1934) provided to the Portfolio and/or other accounts over which Alger or an affiliate exercises investment discretion.

     4.   INFORMATION PROVIDED TO THE FUND

     Alger will keep the fund informed of developments materially affecting the Portfolio, and will, on its own initiative, furnish the Fund from time to time with whatever information Alger believes is appropriate for this purpose.

     In compliance with the requirements of Rule 31a-3 under the Act, Alger hereby agrees that all records that it maintains for the Fund in respect of the Portfolio are the property of the fund and further agrees to surrender promptly to the fund any of such records upon the Fund's request.

     5.   STANDARD OF CARE

     Alger shall exercise its best judgment in rendering the services listed in paragraph 2 above. Alger shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect Alger against any liability to the Portfolio or to its shareholders to which Alger would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of Alger's reckless disregard of its obligations and duties under this Agreement

     6.   COMPENSATION

     In consideration of the services rendered pursuant to this Agreement, the Portfolio will pay Alger on the first business day of each month a fee for the previous month at the annual rate of .75 of 1.00% of the Portfolio's average daily net assets. The fee for the period from the date of the Fund's registration statement is declared effective by the SEC to the end of the month during which its registration statement is declared effective shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to Alger, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Fund's Prospectus and Statement of Additional Information as form time to time in effect.

     7.   EXPENSES

     Alger will bear all expenses in connection with the performance of its services under this Agreement. The Portfolio will bear certain other expenses to be incurred in its operation, including: taxes, interest, brokerage fees and commissions, if any; fees of Trustees of the Fund who are not officers, directors or employees of Alger or any of its affiliates; SEC fees and state Blue Sky qualification fees; charges of custodians and transfer and dividend disbursing agents; charges of any independent pricing service retained to assist in valuing the assets of the Portfolio; the fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence, costs attributable to shareholder services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of Trustees of the Fund; and any extraordinary expenses. Fund-wide expenses not specifically identifiable to the Portfolio or many other portfolio of the Fund will be allocated to all portfolios pro rata on the basis of their relative net assets.

     8.   REIMBURSEMENT TO THE PORTFOLIO

     If in any fiscal year the aggregate expenses of the Portfolio (including fees pursuant to this Agreement, but excluding interest, taxes, brokerage expenses and distribution expenses and, if permitted by state securities commission, extraordinary expenses) exceed the expense limitation imposed by any state having jurisdiction over the Portfolio, Alger will reimburse the Portfolio for such excess expense. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.

     9.   SERVICES TO OTHER COMPANIES OR ACCOUNTS

     The Fund understands that Alger now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment manager to one or more other investment companies (including other portfolios of the Fund), and the Fund has no objection to Alger so acting, provided that whenever the Portfolio and one or more other accounts or investment companies advised by Alger have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each entity. The Fund recognizes that in some case this procedure may adversely affect the size of the position obtainable for the Portfolio. In addition, the Fund understands that the persons employed by Alger to assist in the performance of Alger's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of Alger or any affiliate of Alger to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     10.  TERM OF AGREEMENT

     This Agreement shall continue until October 15, 2002 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Board of Trustees of the Fund or (ii) a vote of a "majority" (as defined in the Act) of the Portfolio's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on sixty (60) days' written notice, by the Board of Trustees of the Fund or by vote of holders of a majority of the Portfolio's outstanding voting securities, or upon sixty (60) days' written notice, by Alger. This Agreement will also terminate automatically in the event of its assignment (as defined in the Act and the rules thereunder).

     11.  REPRESENTATION BY THE FUND

     The Fund represents that a copy of its Agreement and Declaration of Trust, dated July 14, 1993, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts.

     12.  LIMITATION OF LIABILITY

     This Agreement has been executed on behalf of the Fund in respect of the Portfolio by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall be binding on the assets and property of the Portfolio only and shall not be binding on any other portfolio of the Fund or any Trustee, officer or shareholder of the Fund individually.

     13.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws (except the conflict of law rules) of the State of New York.

     If the foregoing is in accordance with your understanding, kindly indicate your acceptance hereof by signing and returning the enclosed copy hereof.

                                                      Very truly yours,

                                                      THE ALGER RETIREMENT FUND

                                                      By: /s/ Gregory S. Duch
                                                         -----------------------
                                                         Gregory S. Duch
                                                         Treasurer

Accepted and Agreed:

FRED ALGER MANAGEMENT, INC.

By: /s/ Gregory S. Duch
   -----------------------
   Gregory S. Duch
   Executive Vice President

                         INVESTMENT MANAGEMENT AGREEMENT

                            THE ALGER RETIREMENT FUND
                       ALGER BALANCED RETIREMENT PORTFOLIO
                              _____________ , 2000


Fred Alger Management, Inc.
1 World Trade Center, Suite 9333
New York, NY 10048

Dear Sirs:

     The Alger Retirement Fund (the "Fund"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, hereby confirms its agreement with Fred Alger Management, Inc. ("Alger") as follows:

     1.   INVESTMENT DESCRIPTION, APPOINTMENT

     The Fund desires to employ the capital of the Alger Balanced Retirement Portfolio (the "Portfolio") by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Agreement and Declaration of Trust and in its Prospectus and Statement of Additional Information, as from time to time in effect, and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Fund. Copies of the Fund's Prospectus, Statement of Additional Information and Agreement and Declaration of Trust, as each may from time to time be amended, have been or will be submitted to Alger. The Fund desires to employ and hereby appoints Alger to act as the investment manager for the Portfolio. Alger accepts the appointment and agrees to furnish the services for the compensation set forth below.

     2.   SERVICES AS INVESTMENT MANAGER

     Subject to the supervision and direction of the Board of Trustees of the Fund, Alger will (a) act in strict conformity with the Fund's Agreement and Declaration of Trust the Investment Company Act of 1940 (the "Act") and the Investment Advisers Act of 1940, as the same may from time to time be amended;
(b) manage the Portfolio in accordance with the Portfolio's investment objective and policies as stated in the Fund's Prospectus and Statement of Additional Information as from time to time in effect; (c) make general investment decisions for the Portfolio involving decisions concerning (i) the specific types of securities to be held by the Portfolio and the proportion of the Portfolio's assets that should be allocated to such investments during particular market cycles and (ii) the specific issuers whose securities will be purchased or sold by the Portfolio; and (d) supply office facilities (which may be in Alger's own offices); statistical and research data; data processing services; clerical, accounting and bookkeeping services; internal auditing services; internal executive and administrative services; stationery and office supplies; preparation of reports to shareholders of the Portfolio; preparation of tax returns, reports to and filings with the Securities and Exchange Commission (the "SEC") and state Blue Sky authorities; calculation of the net asset value of shares of the Portfolio; maintenance of the Portfolio's financial accounts and records; and general assistance in all aspects of the Fund's operations with respect to the Portfolio. In providing those services, Alger will supervise the Portfolio's investments generally and conduct a continual program of evaluation of the Portfolio's assets.

     In connection with the performance of its duties under this Agreement, it is understood that Alger may from time to time employ or associate with itself such person or persons as Alger may believe to be particularly fitted to assist it in the performance of this Agreement, it being understood that the compensation of such person or persons shall be paid by Alger and that no obligation may be incurred on the Fund's behalf in any such respect.

     3.   BROKERAGE

     In executing transactions for the Portfolio and selecting brokers or dealers, Alger will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Portfolio transactions, Alger will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, Alger may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Portfolio and/or other accounts over which Alger or an affiliate exercises investment discretion.

     4.   INFORMATION PROVIDED TO THE FUND

     Alger will keep the Fund informed of developments materially affecting the Portfolio, and will, on its own initiative, furnish the Fund from time to time with whatever information Alger believes is appropriate for this purpose.

     In compliance with the requirements of Rule 31a-3 under the Act, Alger hereby agrees that all records that it maintains for the Fund in respect of the Portfolio are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request.

     5.   STANDARD OF CARE

     Alger shall exercise its best judgment in rendering the services listed in paragraph 2, above. Alger shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect Alger against any liability to the Portfolio or to its shareholders to which Alger would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of Alger's reckless disregard of its obligations and duties under this Agreement.

     6.   COMPENSATION

     In consideration of the services rendered pursuant to this Agreement, the Portfolio will pay Alger on the first business day of each month a fee for the previous month at the annual rate of .75 of 1.00% of the Portfolio's average daily net assets. The fee for the period from the date of the Fund's registration statement is declared effective by the SEC to the end of the month during which its registration statement is declared effective shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to Alger, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Fund's Prospectus and Statement of Additional Information as from time to time in effect.

     7.   EXPENSES

     Alger will bear all expenses in connection with the performance of its services under this Agreement. The Portfolio will bear certain other expenses to be incurred in its operation, including: taxes, interest, brokerage fees and commissions, if any; fees of Trustees of the Fund who are not officers, directors or employees of Alger or any of its affiliates; SEC fees and state Blue Sky qualification fees; charges of custodians and transfer and dividend disbursing agents; charges of any independent pricing service retained to assist in valuing the assets of the Portfolio; the Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence, costs attributable to shareholder services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of Trustees of the Fund; and any extraordinary expenses. Fund-wide expenses not specifically identifiable to the Portfolio or any other portfolio of the Fund will be allocated to all portfolios pro rata on the basis of their relative net assets.

     8.   REIMBURSEMENT TO THE PORTFOLIO

     If in any fiscal year the aggregate expenses of the Portfolio (including fees pursuant to this Agreement, but excluding interest, taxes, brokerage expenses and distribution expenses and, if permitted by state securities commissions, extraordinary expenses) exceed the expense limitation imposed by any state having jurisdiction over the Portfolio, Alger will reimburse the Portfolio for such excess expense. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.

     9.   SERVICES TO OTHER COMPANIES OR ACCOUNTS

     The Fund understands that Alger now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment manager to one or more other investment companies (including other portfolios of the Fund), and the Fund has no objection to Alger's so acting, provided that whenever the Portfolio and one or more other accounts or investment companies advised by Alger have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each entity. The Fund recognizes that in some case this procedure may adversely affect the size of the position obtainable for the Portfolio. In addition, the Fund understands that the persons employed by Alger to assist in the performance of Alger's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of Alger or any affiliate of Alger to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     10.  TERM OF AGREEMENT

     This Agreement shall continue until October 15, 2002 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Board of Trustees of the Fund or (ii) a vote, of a "majority" (as defined in the Act) of the Portfolio's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on sixty (60) days' written notice, by the Board of Trustees of the Fund or by vote of holders of a majority of the Portfolio's outstanding voting securities, or upon sixty (60) days' written notice, by Alger. This Agreement will also terminate automatically in the event of its assignment (as defined in the Act and the rules thereunder).

     11.  REPRESENTATION BY THE FUND

     The Fund represents that a copy of its Agreement and Declaration of Trust, dated July 14, 1993, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts.

     12.  LIMITATION OF LIABILITY

     This Agreement has been executed on behalf of the Fund in respect of the Portfolio by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall be binding on the assets and property of the Portfolio only and shall not be binding on any other portfolio of the Fund or any Trustee, officer or shareholder of the Fund individually.

     13.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws (except the conflict-of-law rules) of the State of New York.

     If the foregoing is in accordance with your understanding, kindly indicate your acceptance hereof by signing and returning the enclosed copy hereof.

                                                      Very truly yours,

                                                      THE ALGER RETIREMENT FUND

                                                      By: /s/ Gregory S. Duch
                                                         -----------------------
                                                         Gregory S. Duch
                                                         Treasurer

Accepted and Agreed:

FRED ALGER MANAGEMENT, INC.

By: /s/ Gregory S. Duch
   -----------------------
   Gregory S. Duch
   Executive Vice President